SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

Check the appropriate box:

☒	Preliminary information statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive information statement

First Corporation

 (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies: N/A

(2)	Aggregate number of securities to which transaction applies: N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: N/A

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party: N/A

(4)	Date Filed: N/A

FIRST CORPORATION

Maranello, Watch House Green,

Felsted, Essex, CM6 3EF,

United Kingdom

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

To All Stockholders:

This Information Statement is first being mailed on or about _________________, 2012 to the holders of record of the common stock, par value $.001 of First Corporation as of the close of business on August 30, 2012 (the “Record Date”) and relates to an amendment to our Articles of Incorporation to increase the number of our authorized shares of common stock from 100,000,000 to 1,000,000,000 shares. The amendment was approved by the written consent of the holders of a majority of the Company's outstanding common stock, dated August 30, 2012 (the “Written Consent”).

The Written Consent authorized filing of the amendment, subject to the mailing of this Information Statement to the Stockholders of the Company and the lapse of 20 calendar days from the date thereof. The purpose of the amendment is to enable First Corporation to effect a 10-for-1 split of its common stock.

The Written Consent constitutes the consent of a majority of the total number of shares of our outstanding common stock and is sufficient under the Colorado Business Corporation Law and First Corporation's Amended and Restated Certificate of Incorporation and Bylaws to approve the amendment. Accordingly, the amendment shall not be submitted to the First Corporation's other stockholders for a vote.

This Information Statement is being furnished to you to provide you with material information concerning the actions taken in connection with the Written Consent in accordance with the requirements of the Securities Exchange Act of 1934 and the regulations promulgated thereunder, including Regulation 14C. This Information Statement also constitutes notice under Section 7-107-104 of the Colorado Business Corporation Law of the actions taken in connection with the Written Consent.

Only one Information Statement is being delivered to two or more security holders who share an address, unless the Company has received contrary instructions from one or more of the security holders. First Corporation will promptly deliver, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information or proxy statements, or annual reports, or, if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct the Company, by writing to us at Maranello, Watch House Green,

Felsted, Essex, CM6 3EF, United Kingdom, Attn: Andrew Clarke, CEO.

The entire cost of furnishing this Information Statement will be borne by our Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our common stock held on the record date.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Date: ________________________, 2012

AMENDMENT TO OUR COMPANY'S ARTICLES

The Sole Director of the Company on August 24, 2012, adopted a resolution unanimously approving and recommending to the Company's stockholders for their approval an amendment to the Company's Articles of Incorporation to increase the authorized number of shares of common stock from 100,000,000 shares, par value $.001 per share, to 1,000,000,000 shares, par value $.001 per share. The Sole Director recommends the proposed increase in the authorized number of shares of common stock to insure that a sufficient number of authorized and unissued shares is available for a 10-for-1 stock split also approved by the Sole Director. Neither the presently authorized shares of common stock nor the additional shares of common stock that may be authorized pursuant to the proposed amendment carry preemptive rights. The Company's authority to issue up to 10,000 shares of Preferred Stock, par value $.001 per share, would remain unchanged by the proposed amendment.

The additional shares of common stock, if issued, would have a dilutive effect upon the percentage of equity of the Company owned by present stockholders. However, the Sole Director has approved the 10-for-1 split of the issued and outstanding shares of our common stock so the number of shares outstanding will increase in the same proportion as our authorized shares resulting in no effective dilution to shareholders.

Dissenters’ Rights of Appraisal

Under Colorado law, First Corporation’s stockholders are not entitled to appraisal rights with respect to the Share Acquisition, and First Corporation will not independently provide stockholders with any such right.

Security Ownership of Certain Beneficial Owners and Management

The following table provides the names and addresses of each person known to us to beneficially own more than 5% of our outstanding common stock as of August 28, 2011. Except as otherwise indicated, all shares are owned directly.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Common Stock	DeMatco Group Corp. (1) 11 Cours de Rive Geneva 1204 Switzerland	6,867,500	(1)	26.53

Common Stock	Mount Elba Ltd.(2) c/o Miller Simons O’Sullivan PO Box 260 Beatrice Butterfield Building Providenciales Turks and Caicos Islands	3,850,000		15.48

(1)	DeMatco Group Corp is a subsidiary of DeMatco Inc. which is approximately 30% beneficially owned by Terrence Ramsden and approximately 20% beneficially owned by Robert Stevens. Lindsay Smith is a director of Dematco and could therefore be deemed a beneficial owner of shares held by DeMatco Group Corp for reporting purposes only. Mr. Smith is also a principal of Private Trading Systems Corp which holds 1,100,000 shares of First Corporation which shares, when aggregated with shares of DeMatco Group Corp strictly for reporting purposes, would exceed 5% of the issued and outstanding shares of common stock of First Corp. Similarly, Juerg Walker also beneficially holds in excess of 5% of the issued and outstanding shares of common stock of DeMatco Inc. which, when aggregated for reporting purposes with 1,200,000 of First Corporation held by him would exceed 5% of the issued and outstanding shares of First Corporation.
(2)	Mount Elba Ltd. is beneficially owned by Neil Coles.

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided.

In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this Annual Report. As of September 30, 2011, we had 25,885,250 shares of common stock issued and outstanding.

Security Ownership of Management

None.

Changes in Control

None.

Securities Authorized for Issuance under Equity Compensation Plans

None.

Required Votes

The Share Acquisition were approved pursuant to the Written Consent of the Holders of a Majority of the Outstanding Shares of First Corporation. No further vote is required to approve the Share Acquisition. The closing of the Share Acquisition is expected to become effective following the twentieth (20) day after the mailing to the stockholders of First Corporation.

Votes Obtained

The following individuals own the number of shares and percentages set forth opposite their names and executed the Written Consent:

Name	Number of Shares Held
Jeurg Walker	700,000
Investa Securities	600,000
DeMatco Group Corp	6,867,500
Denvel Investments Limited	1,200,000
Jeremy Spreng	631,951
Global World Trust	2,225,000

Interest of Certain Persons in Favor of or in Opposition to the Transaction

None of First Corporation’s shareholders who voted in favor of the Share Acquisition, nor any of our management, has an interest in Gecko Landmarks or the Share Acquisition.

By Order of the Board of Directors

/s/ Andrew Clarke

 Andrew Clarke, Chairman of the Board of Directors and Chief Executive Officer